Exhibit 99.1

Xilio Therapeutics Announces Promotion of Katarina Luptakova, M.D., to Chief Medical Officer and Scott Coleman, Ph.D., to Chief Development Officer

Martin Huber, M.D., to leave Xilio Therapeutics and remain an advisor

WALTHAM, Mass., September 5, 2023 – Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology therapies for people living with cancer, today announced the promotion of Katarina Luptakova, M.D., to the role of chief medical officer and Scott Coleman, Ph.D., to the role of chief development officer, each effective as of September 5, 2023. Dr. Luptakova will succeed Martin Huber, M.D., who has served as the company’s chief medical officer since 2020 and as president and head of research and development since 2022. Dr. Huber will leave the company this month to pursue a chief executive officer opportunity and will remain an advisor to Xilio.

“The promotion of Katarina to chief medical officer and Scott to chief development officer are part of a thoughtful succession planning process jointly undertaken with the board and highlight the depth of Xilio’s internal talent,” said René Russo, Pharm.D., chief executive officer of Xilio. “Katarina has an extensive, proven track record in clinical oncology drug development, and her strong relationships with clinical investigators and oncology thought leaders have been critical to our clinical development efforts to date. Having worked closely with Scott across multiple companies over the years, I know how invaluable his drug development instincts, strategic thinking and scientific leadership are in building successful companies across all stages of development and a broad range of therapeutic areas. On behalf of Xilio and the board of directors, I want to thank Marty for his partnership in helping to develop our internal talent and rapidly translating our novel, tumor-selective platform into multiple clinical programs with promising early clinical data.”

Dr. Luptakova, a hematologist and oncologist, has 20 years of experience in clinical practice and oncology drug development and most recently served as Xilio’s senior vice president, medical since October 2022. Prior to joining Xilio as vice president, clinical research in December 2021, Dr. Luptakova served as vice president, clinical development at Constellation Pharmaceuticals, Inc. Prior to that, Dr. Luptakova served as senior medical director and clinical lead at Tesaro, Inc., where she contributed to the successful development and commercialization of multiple cancer therapies, including Zejula® (niraparib) and Blenrep® (belantamab mafodotin-blmf). Earlier in her career, Dr. Luptakova held roles of increasing responsibility at Takeda Oncology and was an attending physician in the bone marrow transplant and malignant hematology division at Beth Israel Deaconess Medical Center.

Dr. Coleman most recently served as Xilio’s senior vice president, nonclinical development and has over 25 years of experience in biotechnology and drug development, including contributing to the successful development and approval of multiple therapies across a broad range of therapeutic areas, including oncology. Prior to joining Xilio in June 2022, Dr. Coleman served as vice president, nonclinical development at Acceleron Pharma Inc., where he contributed to the development of sotatercept. Previously, Dr. Coleman served in senior scientific roles at Spero Therapeutics, Merck, Cubist Pharmaceuticals and Millennium Pharmaceuticals.

“With the recent encouraging early clinical data from our lead programs demonstrating tumor-selective activation in patients, Xilio has shown that it is capable of discovering, designing and advancing novel, tumor-activated I-O product candidates with differentiated clinical profiles,” said Martin Huber, M.D., president and head of research and development of Xilio. “It has been a privilege to help build Xilio to be the exciting, clinical-stage company that it is today with a deep leadership team, and I am grateful to René for her mentorship, encouragement and support in preparing me to pursue a CEO opportunity. Having worked closely with Katarina for many years, I am confident that she is the right person to lead the next stages of clinical development for Xilio’s pipeline and build on the strong research and development capabilities we’ve established, and I look forward to continuing my engagement with the company as an advisor.”

“I have been fortunate to work with our trial investigators from the start of clinical development for each of our three ongoing clinical-stage programs, and I am highly encouraged by our early data demonstrating tumor-selective activation of our molecules in patients. I believe Xilio’s platform and team have the ability to develop potentially transformative tumor-activated I-O therapies for people living with cancer, and I am honored to be appointed as Xilio’s chief medical officer,” said Dr. Luptakova.

“I look forward to partnering with the Xilio leadership team to build upon our strong scientific foundation and continue our rapid pace of innovation and execution,” said Dr. Coleman. “Xilio’s shared commitment to fostering an inclusive culture, science-focused approach and urgency for patients positions us well to advance the company through its next phase.”

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing tumor-activated immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is using its proprietary geographically precise solutions (GPS) platform to build a pipeline of novel, tumor-activated molecules, including antibodies, cytokines and other biologics, which are designed to optimize their therapeutic index and localize anti-tumor activity within the tumor microenvironment. Xilio is currently advancing multiple programs for tumor-activated I-O treatments in clinical development, as well as programs in preclinical development. Learn more by visiting www.xiliotx.com and follow us on LinkedIn (Xilio Therapeutics, Inc.).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the ability to develop transformative tumor-activated I-O therapies for people living with cancer; the ability to advance the company through its next phase; the potential benefits of any of Xilio’s current or future product candidates in treating patients; and Xilio’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s ability to obtain and maintain sufficient preclinical and clinical supply of current or future product candidates; Xilio’s advancement of multiple early-stage programs; there can be no assurance that interim or preliminary preclinical or clinical data or results will be predictive of future preclinical or clinical data or results; Xilio’s ability to successfully demonstrate the safety and efficacy of its product candidates and gain approval of its product candidates on a timely basis, if at all; results from preclinical studies or clinical trials for Xilio’s product candidates, which may not support further development of such product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of current or future clinical trials; Xilio’s ability to obtain, maintain and enforce patent and other intellectual property protection for current or future product candidates; Xilio’s ability to obtain and maintain sufficient cash resources to fund its operations beyond the end of the second quarter of 2024; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; and Xilio’s ability to maintain its clinical trial collaboration with Roche to develop XTX101 in combination with atezolizumab. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the U.S. Securities and Exchange Commission (SEC), including Xilio’s most recent Quarterly Report on Form 10-Q and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

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For Investor and Media Inquiries:

Julissa Viana

Vice President, Head of Investor Relations and Corporate Communications

investors@xiliotx.com

Melissa Forst

Argot Partners

Xilio@argotpartners.com